Exhibit 99.1

KIMBALL INTERNATIONAL, INC. REPORTS FIRST QUARTER 2023 RESULTS

--Positive Momentum Continued with Profitability More than Doubling Year-on-Year--
--Workplace and Health Markets Delivered 20% Year-over-Year Revenue Growth--
--Favorable Product and Geographic Mix Continue to Drive Market Share Gains--
--Re-Affirms Fiscal 2023 Guidance for Revenue Growth of 15% and Adjusted EBITDA Growth of 47%, at the Midpoints--

JASPER, IN (November 3, 2022) - Kimball International, Inc. (NASDAQ: KBAL) today announced results for the first quarter ended September 30, 2022.
Selected Financial Highlights:
First Quarter FY 2023
•Net sales of $177.8 million, increased 14% year-over-year
•Gross margin expanded 220 basis points to 33.5%
•Net income of $6.6 million; Adjusted net income of $4.8 million
•Diluted EPS of $0.18; Adjusted diluted EPS was $0.13
•Adjusted EBITDA of $11.5 million, up $6.7 million year-over-year
•Backlog of $180.0 million
Management Commentary

CEO Kristie Juster commented, “This marks our third consecutive quarter of industry-leading performance reflecting and underlining Kimball International’s differentiated market positioning and growth strategy. A product portfolio aligned with the new-forming post-COVID workplace and health markets and a leadership position in faster-growing secondary markets provide proof points of our resilience and enable us to gain share. Top line growth, together with ongoing operating efficiencies, continues to drive margin improvement and robust earnings growth.

“Our first quarter results demonstrate the strategic choices that set Kimball International apart within our industry. Ancillary products, which provide the flexibility, collaboration and privacy needs of today’s developing workplace and healthcare settings, accounted for 87% of our trailing twelve-month revenues and continue to see the most robust demand across all categories. Similarly, shipments to secondary markets, which have experienced employment growth and a faster return-to-office, continue to lead the way and represented 78% of trailing twelve-month shipments.

“Our Workplace and Health end markets continued to drive year-on-year sales growth and represented 89% of total first quarter revenues. First quarter order rates were slightly ahead of last year’s levels and the positive momentum continued into October. We are also experiencing a pick-up in demand from the Hospitality vertical, another market where Kimball International is a leader, although a meaningful recovery is not expected until later this year.”

Overview

First Quarter Fiscal 2023 Results

Consolidated net sales of $177.8 million increased by 14% from the year ago quarter, driven by double-digit growth of Workplace and Health end markets. Gross margin expanded 220 basis points year-over-year to 33.5%, benefiting from price increases that more than offset ongoing freight and raw material inflation, as well as continued operational excellence savings. Selling and administrative expenses (S&A) of $53.4 million declined year-over-year as a percentage of total net sales by 210 basis points to 30.0% in the first quarter of fiscal 2023. Adjusted S&A was $52.4 million, or 29.4% of net sales, compared to $48.6 million, or 31.1% of net sales, in last year’s first quarter. Net income was $6.6 million, or $0.18 per diluted share, up from net loss of $5.0 million or $(0.14) per diluted share in the year ago quarter. Adjusted net income was $4.8 million, or $0.13 per diluted share, ahead of adjusted net income of $1.9 million, or $0.05 per diluted share in the first quarter of fiscal 2022. Adjusted EBITDA was $11.5 million compared to $4.9 million in the year ago quarter.

Capital expenditures in the first quarter of 2023 amounted to $5.4 million. Kimball International returned $4.3 million to shareholders in the form of dividends and share repurchases in the first quarter of 2023.

Net Sales by End Market
	Three Months Ended
(Unaudited)	September 30,
(Amounts in Millions)	2022	2021	% Change
Workplace *	$132.0	$108.6	22%
Health	26.1	23.0	13%
Hospitality	19.7	25.0	(21%)
Total Net Sales	$177.8	$156.6	14%

Orders Received by End Market
	Three Months Ended
(Unaudited)	September 30,
(Amounts in Millions)	2022	2021	% Change
Workplace *	$126.3	$124.7	1%
Health	29.7	28.9	3%
Hospitality	31.7	33.0	(4%)
Total Orders	$187.7	$186.6	1%

* Workplace end market includes education, government, commercial, and financial vertical markets and eBusiness

Summary and Outlook

“First quarter results represented a strong start to fiscal 2023 and have set the stage for this to be another year of solid performance for Kimball International. Through our focused set of strategic choices, we are successfully delivering in-demand products and solutions to end markets and geographies of high growth, resiliency and favorable return-to-office dynamics. While we are mindful of the challenging macroeconomic environment and heightened recessionary risks, we are confident in our ability to outperform the industry, and we are pleased to reaffirm our guidance for substantial revenue and EBITDA growth in fiscal 2023,” Ms. Juster concluded.

FY 2023 Guidance Ranges
	Low	High	YoY Growth
Revenue	$750 million	$780 million	15% at midpoint
Adjusted EBITDA	$48 million	$52 million	47% at midpoint

The Company expects fiscal 2023 revenue and adjusted EBITDA to be weighted somewhat toward the second half of the year, with the fourth quarter being the strongest. We anticipate second quarter fiscal 2023 revenue to be similar to Q1 levels and adjusted EBITDA to be slightly below Q1 levels due to expected short-term inefficiencies in certain elements of our logistics network.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States in the statements of operations, statements of comprehensive income, balance sheets, statements of cash flows, or statement of shareholders’ equity of the Company. The non-GAAP financial measures used within this release include:

•adjusted operating income, defined as operating income (loss) excluding restructuring expenses, market valuation adjustments related to our SERP liability, acquisition-related amortization and inventory valuation adjustments, and contingent earn-out gain or loss;
•adjusted operating income percentage, defined as adjusted operating income as a percentage of net sales;
•adjusted net income, defined as net income (loss) excluding restructuring expenses, acquisition-related amortization and inventory valuation adjustments, and contingent earn-out gain or loss;
•adjusted diluted earnings per share, defined as diluted earnings (loss) per share excluding restructuring expenses, acquisition-related amortization and inventory valuation adjustments, and contingent earn-out gain or loss;
•adjusted EBITDA, defined as earnings before interest, statutory income tax impacts for taxable after-tax measures, depreciation, and amortization and excluding restructuring expenses, acquisition-related inventory valuation adjustments, and contingent earn-out gain or loss; and
•adjusted EBITDA percentage, defined as adjusted EBITDA as a percentage of net sales.
Reconciliations of the reported GAAP numbers to these non-GAAP financial measures are included in the tables below. Management believes that adjusted EBITDA and other metrics excluding restructuring expense, market value adjustments related to the SERP liability, and acquisition-related adjustments are useful measurements to assist investors in comparing our performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect our core operating performance.

The orders received metric is a key performance indicator used to evaluate general sales trends and develop future operating plans. Orders received represent firm orders placed by our customers during the current quarter which are expected to be recognized as revenue during current or future quarters. The orders received metric is not intended to be presented as an alternative measure of revenue recognized in accordance with GAAP.
Forward-Looking Statements

This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; a shortage of manufacturing labor and related cost; disruptions in our supply chain and freight channels including impacts on cost and availability; adverse changes in global economic conditions; successful execution of the second phase of the Company’s restructuring plan; significant reduction in customer order patterns; loss of key suppliers; relationships with strategic customers and product distributors; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 pandemic); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in filings made from time to time with the Securities and Exchange Commission, including but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Conference Call / Webcast

Date:	November 3, 2022
Time:	5:00 PM Eastern Time
US Toll free Dial-In #:	1-877-270-2148
International Dial-In #:	1-412-902-6510
A webcast of the live conference call may be accessed by visiting Kimball International’s Investor Relations website at www.ir.kimballinternational.com.
For those unable to participate in the live webcast, the call will be archived at www.ir.kimballinternational.com within two hours of the conclusion of the live call.

About Kimball International, Inc.

Kimball International is a leading omnichannel commercial furnishings company with deep expertise in the Workplace, Health and Hospitality markets. We combine our bold entrepreneurial spirit, a history of craftsmanship and today’s design-driven thinking alongside a commitment to our culture of caring and lasting connections with our customers, shareholders, employees and communities.

For over 70 years, our brands have seized opportunities to customize solutions into personalized experiences, turning ordinary spaces into meaningful places. Our family of brands includes Kimball, National, Etc., Interwoven, Kimball Hospitality, D’style and Poppin.

Kimball International is based in Jasper, Indiana.

www.kimballinternational.com

Financial highlights for the first quarter ended September 30, 2022 are as follows:

Condensed Consolidated Statements of Operations
(Unaudited)	Three Months Ended
(Amounts in Thousands, except per share data)	September 30, 2022		September 30, 2021
Net Sales	$177,811	100.0%	$156,610	100.0%
Cost of Sales	118,197	66.5%	107,513	68.7%
Gross Profit	59,614	33.5%	49,097	31.3%
Selling and Administrative Expenses	53,407	30.0%	50,159	32.1%
Contingent Earn-Out (Gain) Loss	(3,160)	(1.8%)	4,610	2.9%
Restructuring Expense	370	0.2%	1,455	0.9%
Operating Income (Loss)	8,997	5.1%	(7,127)	(4.6%)
Other Expense, net	(1,094)	(0.7%)	(434)	(0.2%)
Income (Loss) Before Taxes on Income	7,903	4.4%	(7,561)	(4.8%)
Provision (Benefit) for Income Taxes	1,347	0.7%	(2,512)	(1.6%)
Net Income (Loss)	$6,556	3.7%	$(5,049)	(3.2%)

Earnings (Loss) Per Share of Common Stock:
Basic	$0.18		$(0.14)
Diluted	$0.18		$(0.14)

Average Number of Total Shares Outstanding:
Basic	36,754		36,821
Diluted	36,976		36,821

	(Unaudited)
Condensed Consolidated Balance Sheets	September 30, 2022	June 30, 2022
(Amounts in Thousands)
ASSETS
Cash and cash equivalents	$16,760	$10,934
Receivables, net	64,726	79,301
Inventories	105,935	97,969
Prepaid expenses and other current assets	24,754	30,937
Property and Equipment, net	97,069	96,970
Right of use operating lease assets	13,172	12,839
Goodwill	47,844	47,844
Other Intangible Assets, net	53,644	54,767
Deferred Tax Assets	15,528	14,472
Other Assets	14,928	15,245
Total Assets	$454,360	$461,278

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	0	33
Accounts payable	69,731	70,936
Customer deposits	36,427	29,706
Current portion of operating lease liability	5,718	6,096
Dividends payable	3,710	3,623
Accrued expenses	31,378	41,088
Long-term debt, less current maturities	65,000	68,046
Long-term operating lease liability	12,228	12,150
Other	12,797	16,064
Shareholders’ Equity	217,371	213,536
Total Liabilities and Shareholders’ Equity	$454,360	$461,278

Condensed Consolidated Statements of Cash Flows	Three Months Ended
(Unaudited)	September 30,
(Amounts in Thousands)	2022	2021
Net Cash Flow provided by Operating Activities	$18,092	$11,905
Net Cash Flow used for Investing Activities	(4,946)	(3,592)
Net Cash Flow used for Financing Activities	(7,399)	(5,085)
Net Increase in Cash, Cash Equivalents, and Restricted Cash	5,747	3,228
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	11,996	25,727
Cash, Cash Equivalents, and Restricted Cash at End of Period	$17,743	$28,955

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in Thousands, except per share data)

Adjusted Selling and Administrative Expense
	Three Months Ended
	September 30,
	2022	2021
Selling and Administrative Expense, as reported	$53,407	$50,159
Less: Pre-tax Expense Adjustment to SERP Liability	459	93
Less: Pre-tax Acquisition-related Amortization	(1,502)	(1,609)
Adjusted Selling and Administrative Expense	$52,364	$48,643
Adjusted Selling and Administrative Expense %	29.4%	31.1%

Adjusted Operating Income
	Three Months Ended
	September 30,
	2022	2021
Operating Income (Loss), as reported	$8,997	$(7,127)
Add: Pre-tax Restructuring Expense	370	1,455
Add: Pre-tax Expense Adjustment to SERP Liability	(459)	(93)
Add: Pre-tax Acquisition-related Amortization	1,502	1,609
Add: Pre-tax Acquisition-related Inventory Valuation Adjustment	0	143
Add: Pre-tax Contingent Earn-Out (Gain) Loss	(3,160)	4,610
Adjusted Operating Income	$7,250	$597
Adjusted Operating Income %	4.1%	0.4%

Adjusted Net Income
	Three Months Ended
	September 30,
	2022	2021
Net Income (Loss), as reported	$6,556	$(5,049)

Pre-tax Restructuring Expense	370	1,455
Tax on Restructuring Expense	(96)	(375)
Add: After-tax Restructuring Expense	274	1,080
Pre-tax Acquisition-related Amortization	1,502	1,609
Tax on Acquisition-related Amortization	(387)	(414)
Add: After-tax Acquisition-related Amortization	1,115	1,195
Pre-tax Acquisition-related Inventory Valuation Adjustment	0	143
Tax on Acquisition-related Inventory Valuation Adjustment	0	(37)
Add: After-tax Acquisition-related Inventory Adjustment	0	106
Pre-tax Contingent Earn-Out (Gain) Loss	(3,160)	4,610
Tax on Contingent Earn-Out (Gain) Loss	0	0
Add: After-tax Contingent Earn-Out (Gain) Loss	(3,160)	4,610
Adjusted Net Income	$4,785	$1,942

Adjusted Diluted Earnings Per Share
	Three Months Ended
	September 30,
	2022	2021
Diluted Earnings (Loss) Per Share, as reported	$0.18	$(0.14)
Add: After-tax Restructuring Expense	0.01	0.03
Add: After-tax Acquisition-related Amortization	0.03	0.03
Add: After-tax Acquisition-related Inventory Valuation Adjustment	0.00	0.01
Add: After-tax Contingent Earn-Out (Gain) Loss	(0.09)	0.12
Adjusted Diluted Earnings Per Share	$0.13	$0.05

Adjusted EBITDA
	Three Months Ended
	September 30,
	2022	2021
Net Income (Loss)	$6,556	$(5,049)
Provision (Benefit) for Income Taxes	1,347	(2,512)
Income (Loss) Before Taxes on Income	7,903	(7,561)
Interest Expense	681	257
Interest Income	(77)	(9)
Depreciation	3,634	3,562
Amortization	2,195	2,439
Pre-tax Restructuring Expense	370	1,455
Pre-tax Acquisition-related Inventory Valuation Adjustment	0	143
Pre-tax Contingent Earn-Out (Gain) Loss	(3,160)	4,610
Adjusted EBITDA	$11,546	$4,896
Net Income (Loss) %	3.7%	(3.2%)
Adjusted EBITDA %	6.5%	3.1%

Supplementary Information
Components of Other Income (Expense), net	Three Months Ended
(Unaudited)	September 30,
(Amounts in Thousands)	2022	2021
Interest Income	$77	$9
Interest Expense	(681)	(257)
Loss on Supplemental Employee Retirement Plan Investments	(459)	(93)
Other Non-Operating Expense	(31)	(93)
Other Expense, net	$(1,094)	$(434)

For additional information contact:

Chris Kuepper - chris.kuepper@kimballinternational.com
Lynn Morgen - lynn.morgen@advisiry.com
Eric Prouty - eric.prouty@advisiry.com

Kimball International
1600 Royal Street
Jasper, IN 47546-2256
Telephone 812.482.1600